                                                              EXHIBIT 99.(A)(27)


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                      OF
                              CIRCON CORPORATION
                                      TO
                             USS ACQUISITION CORP.
                         A WHOLLY OWNED SUBSIDIARY OF
                      UNITED STATES SURGICAL CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This revised Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (the "Shares") of Circon Corporation, a Delaware corporation (the "Company"), and/or, if applicable, certificates (the "Rights Certificates") for the associated preferred share purchase rights (the "Rights") issued pursuant to the Preferred Shares Rights Agreement, dated as of August 14, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), are not immediately available (including, if a Distribution Date (as defined in the First Supplement dated December 18, 1996 (the "First Supplement")) has occurred, because certificates for Rights have not been distributed by the Company),
(ii) time will not permit all required documents to reach First Chicago Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Second Supplement dated June 16, 1997 (the "Second Supplement")) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase (as defined below), the First Supplement and the Second Supplement.

                       THE DEPOSITARY FOR THE OFFER IS:

                    FIRST CHICAGO TRUST COMPANY OF NEW YORK

      By Mail:                     By Hand:                  By Overnight
                                                                Courier:

 Tenders & Exchanges          Tenders & Exchanges         Tenders & Exchanges
P.O. Box 2569--Suite   c/o The Depository Trust Company     14 Wall Street
        4660               55 Water Street, DTC TAD         Suite 4680--8th
  Jersey City, New      Vietnam Veterans Memorial Plaza        Floor-CIR
       Jersey                 New York, NY 10041          New York, New York
     07303-2569                                                  10005



                            Facsimile Transmission:

                                (201) 222-4720
                                      or
                                (201) 222-4721

        Confirm Receipt of Notice of Guaranteed Delivery by Telephone:

                                (201) 222-4707

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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

Ladies and Gentlemen:

  The undersigned hereby tenders to USS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of United States Surgical Corporation, a Delaware corporation ("Parent"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 2, 1996 (the "Offer to Purchase"), as amended and supplemented by the First Supplement and the Second Supplement, and the revised Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares and Rights specified below pursuant to the guaranteed delivery procedures described in Section 2 of the Offer to Purchase, as amended and supplemented by the First Supplement and the Second Supplement.

Number of Shares:
------------------------------------------

Number of Rights:
------------------------------------------

Certificate Nos. (if available):
------------------------------------------
Share Certificates
------------------------------------------
Right Certificates

Check ONE box if Shares or Rights will be tendered by book-entry transfer:
[  ] The Depository Trust Company
[  ] Philadelphia Depositary Trust
Company

Account Number:
------------------------------------------

Dated:
_________________________________________,

Name(s) of Record Holder(s):
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                                 PLEASE PRINT

Address(es):
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                                                                       ZIP CODE

Company Area Code and Tel. No.:
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Area Code and Tel. No.:
------------------------------------------

Signature(s):
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

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  The undersigned, a firm that is a commercial bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the tender of Shares and/or Rights effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares and/or Rights tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares and/or Rights into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depositary Trust Company, in each case with delivery of a properly completed and duly executed revised Letter of Transmittal (or a facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase), and any other documents required by the revised Letter of Transmittal, within (a) in the case of Shares, three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery and (b) in the case of Rights, within a period ending on the later of (i) three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery or (ii) three Nasdaq National Market trading days after the date on which the certificates for the Rights are distributed to holders of Shares by the Company.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the revised Letter of Transmittal and the certificates for Shares and/or Rights to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

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                                 NAME OF FIRM
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                                    ADDRESS
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                                                                       ZIP CODE

Area Code and Tel. No.:
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                             AUTHORIZED SIGNATURE
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                                     TITLE

Name:
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                                 PLEASE PRINT

Date:
____________________________________, 199

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR RIGHTS WITH THIS REVISED NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES OR RIGHTS SHOULD BE SENT WITH YOUR REVISED LETTER OF TRANSMITTAL.

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